Quaker City Bancorp, Inc.
Computation of Earnings Per Share

                                                      Three Months Ended   Nine Months Ended
                                                            March 31,          March 31,
                                                               2000                2000
                                                               ----                ----
A      Average common shares outstanding                       4,966,877           5,067,899
                                                   ---------------------    ----------------
B      Net earnings for period                                $2,840,000          $8,311,000
                                                   =====================    ================
       Basic earnings per share [ B / A ]                     $     0.57          $     1.64
                                                   =====================    ================

       Common share equivalents :
C      Stock options outstanding                                 360,942             534,028
                                                   ---------------------    ----------------
D      Option exercise price                                  $     4.80          $     8.44
                                                   ---------------------    ----------------
E      Exercise proceeds [ C x D ]                            $1,732,522          $4,507,196
                                                   ---------------------    ----------------
F      Average market price in period                         $    15.36          $    16.40
                                                   ---------------------    ----------------
G      Shares repurchased at market price [ E / F ]              112,794             274,829
                                                   ---------------------    ----------------
H      Increase in common shares [ C - G ]                       248,148             259,199
                                                   ---------------------    ----------------
I      Shares outstanding and equivalents [ A + H ]            5,215,025           5,327,098
                                                   =====================    ================
J      Net earnings for period                                $2,840,000          $8,311,000
                                                   =====================    ================
       Diluted earnings per share [ J / I ]                   $     0.54          $     1.56
                                                   =====================    ================


                                                      Three Months Ended   Nine Months Ended
                                                            March 31,            March 31,
                                                              1999                 1999
                                                              ----                 ----

A      Average common shares outstanding                       5,365,159           5,443,145
                                                   ---------------------    ----------------
B      Net earnings for period                                $2,498,000          $7,037,000
                                                   =====================    ================
       Basic earnings per share [ B / A ]                     $     0.47          $     1.29
                                                   =====================    ================

       Common share equivalents :
C      Stock options outstanding                                 569,696             573,140
                                                   ---------------------    ----------------
D      Option exercise price                                  $     8.49          $     8.48
                                                   ---------------------    ----------------
E      Exercise proceeds [ C x D ]                            $4,836,719          $4,860,227
                                                   ---------------------    ----------------
F      Average market price in period                         $    15.01          $    16.08
                                                   ---------------------    ----------------
G      Shares repurchased at market price [ E / F ]              322,233             302,253
                                                   ---------------------    ----------------
H      Increase in common shares [ C - G ]                       247,463             270,887
                                                   ---------------------    ----------------
I      Shares outstanding and equivalents [ A + H ]            5,612,622           5,714,032
                                                   =====================    ================
J      Net earnings for period                                $2,498,000          $7,037,000
                                                   =====================    ================
       Diluted earnings per share [ J / I ]                   $     0.45          $     1.23
                                                   =====================    ================

                                        Exhibit 11.1